Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Industrial Property REIT Inc. (formerly known as Logistics Income Trust Inc.):

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

March 21, 2013